UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported):
April 26, 2012
Steadfast Income REIT, Inc.
(Exact Name of Registrant as Specified in Charter)

Maryland	000-54674	27-0351641
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)
18100 Von Karman Avenue, Suite 500
Irvine, California 92612
(Address of Principal Executive Offices, including Zip Code)
Registrant's telephone number, including area code: (949) 852-0700
Not applicable
(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.
The information set forth under Items 2.01 and 2.03 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 1.01.
Item 2.01    Completion of Acquisition or Disposition of Assets.
Acquisition of Montclair Parc Villas
On April 26, 2012, Steadfast Income REIT, Inc. (the “Company”) acquired a fee simple interest in a 360-unit multifamily residential community located in Oklahoma City, Oklahoma, commonly known as Montclair Parc Villas (the “Montclair Property”), through SIR Montclair Parc, LLC (“SIR Montclair”), a wholly-owned subsidiary of the Company's operating partnership, from Montclair Parc Apartments Limited Partnership, a third-party seller.
SIR Montclair acquired the Montclair Property for an aggregate purchase price of $35,750,000, exclusive of closing costs. SIR Montclair financed the payment of the purchase price for the Montclair Property with a combination of (1) proceeds from the Company’s public offering and (2) a loan in the aggregate principal amount of $25,025,000 (the “Montclair Loan”) from PNC Bank, National Association, a national banking association (“PNC”), pursuant to the requirements of the Fannie Mae DUS Supplemental Loan Program and evidenced by a promissory note and loan agreement dated April 26, 2012 (the “Montclair Note”). For additional information on the terms of the Montclair Loan, see Item 2.03 below.
The Montclair Property was built in 2000 and consists of 18 three-story residential buildings on a 22-acre site. The garden-style property is comprised of one, two, and three bedroom apartments that average approximately 924 square feet with an average monthly rent of $883. As of April 24, 2012, the Montclair Property was approximately 98% occupied. Amenities include washer and dryer connections, fully equipped kitchens, gated access, private terraces or patios, a resort-style swimming pool with heated spa, a 24-hour fitness center and intrusion alarms. In addition, many units have attached garages, nine-foot ceilings with crown moulding, oval Roman tubs and wood-burning fireplaces with custom mantels.
An acquisition fee of approximately $721,328 was earned by Steadfast Income Advisor, LLC, the Company’s advisor (the “Advisor”), in connection with the acquisition of the Montclair Property, which acquisition fee is expected to be paid to the Advisor subject to the terms of the Advisory Agreement with the Advisor.
Management of the Montclair Property
On the closing date of the acquisition of the Montclair Property, SIR Montclair and Steadfast Management Company, Inc. (“Steadfast Management”), as manager, entered into a Property Management Agreement (the “Montclair Management Agreement”), pursuant to which Steadfast Management will serve as the exclusive leasing agent and manager of the Montclair Property. Pursuant to the Montclair Management Agreement, SIR Montclair will pay Steadfast Management a monthly management fee in an amount equal to 3% of the Montclair Property’s gross collections (as defined in the Montclair Management Agreement) for each month. The Montclair Management Agreement has an initial term that expires on April 26, 2013 and will continue thereafter on a month-to-month basis unless either party gives sixty (60) days prior written notice of its desire to terminate the Montclair Management Agreement. SIR Montclair may terminate the Montclair Management Agreement at any time upon thirty (30) days prior written notice to Steadfast Management in the event of the gross negligence, willful misconduct or bad acts of Steadfast Management or any of Steadfast Management’s employees. Either party may terminate the Montclair Management Agreement due to a material breach of the other party’s obligations under the agreement that remains uncured for thirty (30) days after notification of such breach.
The material terms of the Montclair Management Agreement described herein are qualified in their entirety by the Montclair Management Agreement, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by referenced into this Item 2.01.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
Montclair Loan
In connection with the acquisition of the Montclair Property, SIR Montclair borrowed $25,025,000 from PNC pursuant to the Montclair Note and the Multifamily Loan and Security Agreement (Non-Recourse) by and between SIR Montclair and PNC (the “Montclair Loan Agreement”). The Montclair Loan has an 84 month term with a maturity date of May 1, 2019 (the

“Maturity Date”). SIR Montclair paid a loan origination fee of $160,000 to PNC in connection with the Montclair Loan.
Interest on the outstanding principal balance of the Montclair Loan will accrue at a rate of 3.70% per annum (the “Interest Rate”), and a monthly payment of principal and interest in the amount of $115,185.82 will be due and payable on the first day of each month, commencing June 1, 2012, until the Maturity Date. The entire outstanding principal balance of the Montclair Loan, plus any accrued and unpaid interest thereon, is due and payable in full on the Maturity Date. So long as any monthly payment or any other amount due under the Montclair Loan remains past due for thirty (30) days or more, interest will accrue on the unpaid principal balance of the Montclair Loan at a rate equal to the lesser of (1) the Interest Rate plus 4.0% or (2) the maximum interest rate which may be collected by PNC under applicable law. So long as any payment due under the Montclair Loan is not received by PNC within ten days after such payment is due, SIR Montclair will pay to PNC, immediately and without demand by PNC, a late charge equal to 5.0% of the amount of the payment due. SIR Montclair may voluntarily prepay all, but not less than all, of the unpaid principal balance of the Montclair Loan and all accrued interest thereon and other sums due to PNC under the Montclair Loan on the last day of any calendar month during the term of the Montclair Loan, provided that SIR Montclair must provide PNC with at least thirty (30) days and not more than sixty (60) days prior written notice of such prepayment. SIR Montclair must also pay a prepayment fee to PNC, calculated in accordance with the terms of the Montclair Loan Agreement, in connection with any voluntary prepayment of the Montclair Loan.
The performance of the obligations of SIR Montclair under the Montclair Loan are secured by a Multifamily Mortgage, Assignment of Leases and Rents, Security Agreement and Fixture Filing by SIR Montclair for the benefit of PNC with respect to the Montclair Property (the “Montclair Mortgage”). Additionally, pursuant to an Assignment of Management Agreement, SIR Montclair assigned all of its rights and interests in the Montclair Management Agreement to PNC upon an event of default under any of the Montclair Loan Documents (defined below).
Pursuant to the Montclair Loan Agreement, SIR Montclair will have no personal liability under the Montclair Note, the Montclair Loan Agreement or any other loan document for the repayment of the principal and interest and any other amounts due under the Montclair Note, the Montclair Loan Agreement or any other loan document (the “Indebtedness”) or for the performance of any other obligations under the Montclair Note, the Montclair Loan Agreement or any other loan document; provided, however, that SIR Montclair will be personally liable to PNC for the repayment of a portion of the Indebtedness equal to any loss or damage suffered by PNC as a result of, among other events, (1) failure of SIR Montclair to pay to PNC upon demand after an event of default all rents and security deposits to which PNC is entitled under the Montclair Note, the Montclair Loan Agreement, the Montclair Mortgage and the other loan documents (collectively, the “Montclair Loan Documents”), (2) failure of SIR Montclair to maintain all required insurance policies required by the Montclair Loan Documents, (3) failure of SIR Montclair to apply all insurance proceeds and condemnation proceeds as required by the Montclair Loan Documents, (4) failure of SIR Montclair to comply with the provisions of the Montclair Loan Documents relating to the delivery of books and records, statements, schedules and reports, (5) failure to apply rents from the Montclair Property (with exceptions) to the ordinary and necessary expenses of owning and operating the Montclair Property and the Indebtedness or (6) waste or abandonment of the Montclair Property. In addition, SIR Montclair will be personally liable to PNC for the repayment of all Indebtedness, and the Montclair Loan will be fully recourse to SIR Montclair, upon the occurrence of, among other events, (1) fraud or written material misrepresentation by SIR Montclair, the Company or any officer, director, partner, member or employee of SIR Montclair or the Company in connection with the Indebtedness or any request for any action or consent by PNC, (2) SIR Montclair’s acquisition of any real property other than the Montclair Property or operation of any business other than the management of the Montclair Property, (3) certain prohibited transfers of ownership interests in SIR Montclair or the Montclair Property, and (4) certain bankruptcy and insolvency events with respect to SIR Montclair.
In connection with the Montclair Loan, the Company absolutely, unconditionally and irrevocably guaranteed to PNC the full and prompt payment when due of all amounts for which SIR Montclair is personally liable under the Montclair Note, as described above, and the Environmental Indemnity described immediately below.
On the closing date of the acquisition of the Montclair Property, SIR Montclair entered into an Environmental Indemnity Agreement (the “Environmental Indemnity”), pursuant to which SIR Montclair agreed to indemnify, defend and hold harmless PNC and its affiliates or any other person identified by PNC that is involved in the origination or servicing of the Montclair Loan, from and against any losses, damages, claims or other liabilities that PNC or such other parties may suffer or incur as a result of, among other things, (1) the actual or alleged presence of certain hazardous substances in, on or under the Montclair Property or any property that is adjacent to the Montclair Property and that may have derived from the Montclair Property, (2) any actual or alleged non-compliance with or violation of any environmental laws applicable to the Montclair Property, (3) any breach of any representation or warranty or covenant made in the Environmental Indemnity by SIR Montclair and (4) any failure by SIR Montclair to perform any of its obligations under the Environmental Indemnity.
The material terms of the agreements described herein are qualified in their entirety by the agreements attached as Exhibits

10.2, 10.3, 10.4, 10.5, 10.6 and 10.7 to this Current Report on Form 8-K and incorporated herein by reference.

Item 7.01	Regulation FD Disclosure.
On May 2, 2012, the Company distributed a press release announcing the completion of the acquisition of the Montclair Property. The full text of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference into this Item 7.01.
The information furnished under Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section.

Item 9.01	Financial Statements and Exhibits.
(a) Financial Statements of Businesses Acquired.
Because it is impracticable to provide the required financial statements for the acquisition of the real property described above at the time of this filing, and no financial statements (audited or unaudited) are available at this time, the Company hereby confirms that the required financial statements will be filed as an amendment to this Current Report on Form 8-K no later than 71 days after the deadline for filing this Current Report on Form 8-K.
(b) Pro Forma Financial Information.
See Paragraph (a) above.

(d) Exhibits
Exhibit    Description

10.1	Property Management Agreement, dated as of April 26, 2012, by and between Steadfast Management Company, Inc. and Sir Montclair Parc, LLC

10.2	Multifamily Note, dated as of April 26, 2012, by SIR Montclair Parc, LLC, in favor of PNC Bank, National Association

10.3	Multifamily Loan and Security Agreement (Non-Recourse), dated as of April 26, 2012, by and between SIR Montclair Parc, LLC and PNC Bank, National Association

10.4	Multifamily Mortgage, Assignment of Leases and Rents, Security Agreement and Fixture Filing, dated as of April 26, 2012, by and among SIR Montclair Parc, LLC and PNC Bank, National Association

10.5	Assignment of Management Agreement, dated as of April 26, 2012, by and among SIR Montclair Parc, LLC, PNC Bank, National Association and Steadfast Management Company, Inc.

10.6	Guaranty of Non-Recourse Obligations, dated as of April 26, 2012, by Steadfast Income REIT, Inc. to and for the benefit of PNC Bank, National Association

10.7	Environmental Indemnity Agreement, dated as of April 26, 2012, by SIR Montclair Parc, LLC and PNC Bank, National Association

99.1	Press Release, dated May 2, 2012

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STEADFAST INCOME REIT, INC.

Date:	May 2, 2012	By:	/s/ Kevin J. Keating
Kevin J. Keating
Treasurer

EXHIBIT INDEX

Exhibit    Description

10.1	Property Management Agreement, dated as of April 26, 2012, by and between Steadfast Management Company, Inc. and Sir Montclair Parc, LLC

10.2	Multifamily Note, dated as of April 26, 2012, by SIR Montclair Parc, LLC, in favor of PNC Bank, National Association

10.3	Multifamily Loan and Security Agreement (Non-Recourse), dated as of April 26, 2012, by and between SIR Montclair Parc, LLC and PNC Bank, National Association

10.4	Multifamily Mortgage, Assignment of Leases and Rents, Security Agreement and Fixture Filing, dated as of April 26, 2012, by and among SIR Montclair Parc, LLC and PNC Bank, National Association

10.5	Assignment of Management Agreement, dated as of April 26, 2012, by and among SIR Montclair Parc, LLC, PNC Bank, National Association and Steadfast Management Company, Inc.

10.6	Guaranty of Non-Recourse Obligations, dated as of April 26, 2012, by Steadfast Income REIT, Inc. to and for the benefit of PNC Bank, National Association

10.7	Environmental Indemnity Agreement, dated as of April 26, 2012, by SIR Montclair Parc, LLC and PNC Bank, National Association

99.1	Press Release, dated May 2, 2012